Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement’s No. 333-59277, 333-95167, 333-65884, 333-117431and 333-40384 on Form S-8 of our report dated March 30, 2005 on the consolidated financial statements of Heritage Commerce Corp and subsidiary appearing in this Annual Report on Form 10-K of Heritage Commerce Corp and subsidiary for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

San Francisco, California
March 23, 2006